UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 17, 2010
(Date of earliest event reported)

Double-Take Software, Inc.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-33184	20-0230046
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 TURNPIKE ROAD, SUITE 210 SOUTHBOROUGH, MASSACHUSETTS	01772	877-335-5674
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

X	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2010, Double-Take Software, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vision Solutions, Inc., a Delaware corporation (“Parent”), and HA Merger Sub, Inc. a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”).

Pursuant to the terms of the Merger Agreement, each issued and outstanding share of Company common stock, other than shares held by Company, Parent or Merger Sub, or by any stockholders who are entitled to, and who properly exercise, appraisal rights under Delaware law, will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $10.55, without interest (the “Per Share Merger Consideration”) Outstanding employee restricted stock units and options will generally become fully vested and be converted into the Per Share Merger Consideration, less applicable withholding, and, in the case of options only to the extent and by the amount that the Per Share Merger Consideration is in excess of the exercise price).

The Company has agreed, among other things and subject to certain exceptions as described in the Merger Agreement, (i) to conduct its business in the ordinary and usual course of business and in a manner consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to take certain actions or engage in certain transactions during such period, (iii) to cause a stockholder meeting to be held to consider adoption and approval of the Merger Agreement and the Merger, (iv) subject to certain limited exceptions to permit the board of directors to comply with their fiduciary duties, for the Company’s board of directors to recommend that the stockholders adopt the Merger Agreement and thereby approve the Merger, and (v) not to solicit proposals relating to alternative transactions and, subject to certain limited exceptions to permit the board of directors to comply with their fiduciary duties, not to enter into discussions or negotiations concerning, or to provide information in connection with, alternative transactions.

The Merger Agreement contains customary representations and warranties of the parties and certain termination rights for both the Company and Parent, including the right of the Company to terminate the Merger Agreement to accept a superior proposal from a third party.  In certain circumstances in connection with the termination of the Merger Agreement, including to accept a superior proposal, the Company will be required to reimburse Parent for its transaction expenses up to an amount not to exceed $1.5 million and to pay Parent a termination fee equal to $7,265,410 (less any transaction expenses previously reimbursed, if any).  The Company’s reimbursement of Parent’s expenses would reduce the amount of any required termination fee that becomes payable by the Company.  Parent may be required to pay the Company a termination fee equal to either $24,218,034 or $14,530,820, depending upon the circumstances of the termination.  Thoma Cressey Fund VIII, L.P. has provided the Company with a limited guarantee of certain financial obligations of Parent, including a guarantee of the payment of the termination fees that may be owed by Parent.

Parent and Merger Sub have obtained debt financing commitments for the transaction contemplated by the Merger Agreement from Jeffries Finance LLC (“Jeffries”). Jeffries has committed to provide Parent up to $255 million in senior secured credit facilities (comprised of a term loan facility of up to $240 million and a revolving credit facility of up to $15 million), on the terms and subject to the conditions set forth in a commitment letter dated May 16, 2010 (the “Debt Commitment Letter”), a portion of which is to be used to refinance existing Parent indebtedness. The obligations of Jeffries to provide debt financing under the Debt Commitment Letter are subject to a number of conditions that the Company believes are customary for financings of this type or are otherwise consistent with certain conditions in the Merger Agreement. The final termination date for the Debt Commitment Letter is the same as the final termination date under the Merger Agreement, as it may be extended in accordance with the terms and conditions thereof.

Consummation of the Merger is subject to certain conditions to closing, including (i) the approval of the Company’s stockholders, (ii) the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any law, order or injunction prohibiting the Merger, (iv) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers) and (v) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers).

The Company expects to submit the Merger Agreement and the Merger to its stockholders as promptly as practicable and to close the Merger promptly following the receipt of stockholder approval.

On May 17, 2010, the Company issued a press release announcing that it had entered into the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and were made as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Sub in connection with the execution of the Merger Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Parent, the Company or Merger Sub or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing in connection with the Merger, as well as in the Forms 10-K, Forms 10-Q and other documents that the Company has filed or may file with the Securities and Exchange Commission.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)”, “intend(s)” and similar expressions are intended to identify such forward-looking statements.  These statements include, but are not limited to, the expected timing of the acquisition; the availability of the financing under the Debt Commitment Letter; the ability of Parent and the Company to close the acquisition; the performance of the parties under the terms of the Merger Agreement and related transaction documents; and statements regarding future performance.  All of such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.  These risks and uncertainties include, but are not limited to: (i) uncertainties associated with the acquisition of the Company by Parent, (ii) uncertainties as to the timing of the merger; (iii) failure to receive approval of the transaction by the stockholders of the Company; (iv) the ability of the parties to satisfy closing conditions to the transaction, including the receipt of regulatory approvals; (v) changes in economic, business, competitive, technological and/or regulatory factors; (vi) failure of a party to comply with its obligations under the Merger Agreement and the related transaction documents; (vii) failure of Parent to satisfy the conditions under the Debt Commitment Letter; and (viii) those risks identified and discussed by the Company in its filings with the Securities and Exchange Commission (“SEC”).  Investors are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.  The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  Investors are also urged to carefully review and consider the various disclosures in the Company’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010 and Current Reports on Form 8-K filed from time to time by the Company.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K.  All forward-looking statements are qualified in their entirety by this cautionary statement.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file or furnish relevant documents, including a proxy statement, concerning the proposed transaction with the Securities and Exchange Commission (“SEC”).  Investors and stockholders of the Company are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the Company and the proposed transaction. The final proxy statement will be mailed to the Company’s stockholders.

Investors and stockholders may obtain a free copy of the proxy statement and any other relevant documents filed or furnished by the Company with the SEC (when available) at the SEC’s Web site at www.sec.gov.  In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by the Company by contacting the Company’s Investor Relations provider by e-mail at investors@doubletake.com or by phone at 212.766.1800 or by going to the investor relations website portion of the Company’s website at http://investor.doubletake.com/.

The Company and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction.  Information about the directors and executive officers of the Company and their respective interests in the Company by security holdings or otherwise is set forth in its proxy statement for the 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 1, 2010 and its Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 12, 2010.  Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.  Each of these documents is, or will be, available as described above.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger by and among Double-Take-Software, Inc., Vision Solutions, Inc. and HA Merger Sub, Inc., dated as of May 17, 2010*

99.1	Press Release issued by Double-Take Software, Inc. dated May 17, 2010

* The Company has omitted certain schedules in accordance with Regulation S-K 601(b)(2).  The Company will furnish the omitted schedules to the Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       Double-Take Software, Inc.

Date: May 17, 2010                                                      By:           /s/ S. Craig Huke
S. Craig Huke
Vice President and Chief Financial Officer

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EXHIBIT INDEX

2.1	Agreement and Plan of Merger by and among Double-Take-Software, Inc., Vision Solutions, Inc. and HA Merger Sub, Inc., dated as of May 17, 2010*

99.1	Press Release issued by Double-Take Software, Inc. dated May 17, 2010

* The Company has omitted certain schedules in accordance with Regulation S-K 601(b)(2).  The Company will furnish the omitted schedules to the Commission upon request.

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